EXHIBIT 2.1
                            STOCK PURCHASE AGREEMENT

                                      AMONG

                                GEOKINETICS INC.,

                       GEOPHYSICAL DEVELOPMENT CORPORATION

                                       AND

                               THE HOLDERS OF THE
                                CAPITAL STOCK OF
                       GEOPHYSICAL DEVELOPMENT CORPORATION



                                 MARCH 24, 1998

                                TABLE OF CONTENTS

                                                                                            Page
ARTICLE 1.

         GENERAL..............................................................................1
         1.1      DEFINITIONS.................................................................1
         1.2      AGREEMENT TO PURCHASE AND SELL ACQUIRED SHARES..............................6
         1.3      PURCHASE PRICE..............................................................6
         1.4      REGISTRATION RIGHTS.........................................................6
         1.5      EARNEST MONEY DEPOSIT.......................................................6
         1.6      THE CLOSING.................................................................7
         1.7      DELIVERIES AT THE CLOSING...................................................7
         1.8      NO ASSIGNMENTS..............................................................7
         1.9      PAYMENT IN FULL SATISFACTION OF RIGHTS......................................7
         1.10     WORKING CAPITAL ADJUSTMENT..................................................7
                  (a)      DETERMINATION OF WORKING CAPITAL ADJUSTMENT........................7
                  (b)      REVIEW OF WORKING CAPITAL STATEMENT................................8
                  (c)      PAYMENT OF WORKING CAPITAL ADJUSTMENT..............................8

ARTICLE 2.

         REPRESENTATIONS AND WARRANTIES.......................................................8
         2.1      REPRESENTATIONS AND WARRANTIES OF THE SELLERS...............................8
                  (a)      AUTHORIZATION OF TRANSACTION.......................................9
                  (b)      NONCONTRAVENTION...................................................9
                  (c)      BROKERS' FEES......................................................9
                  (d)      ACQUIRED SHARES....................................................9
                  (e)      RESTRICTED SECURITIES.............................................10
         2.2      REPRESENTATIONS AND WARRANTIES OF THE BUYER................................10
                  (a)      ORGANIZATION, QUALIFICATION AND CORPORATE POWER OF THE BUYER......10
                  (b)      AUTHORIZATION OF TRANSACTION......................................11
                  (c)      NONCONTRAVENTION..................................................11
                  (d)      BROKERS' FEES.....................................................11
                  (e)      INVESTMENT........................................................11
                  (f)      BUYER COMMON STOCK................................................11
         2.3      REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY......................12
                  (a)      ORGANIZATION, QUALIFICATION, AND CORPORATE POWER..................13
                  (b)      AUTHORITY RELATIVE TO AGREEMENT...................................13
                  (c)      CAPITALIZATION....................................................13
                  (d)      SUBSIDIARIES......................................................14
                  (e)      NONCONTRAVENTION..................................................14
                  (f)      BROKERS' FEES.....................................................14

                                        i

                           TABLE OF CONTENTS (Cont'd.)


                  (g)      TITLE TO ASSETS...................................................14
                  (h)      FINANCIAL STATEMENTS..............................................15
                  (i)      ABSENCE OF CERTAIN CHANGES OR EVENTS..............................15
                  (j)      UNDISCLOSED LIABILITIES...........................................17
                  (k)      PERMITS AND LEGAL COMPLIANCE......................................17
                  (l)      TAX MATTERS.......................................................17
                  (m)      REAL PROPERTY.....................................................19
                  (n)      INTELLECTUAL PROPERTY.............................................20
                  (o)      TANGIBLE ASSETS...................................................23
                  (p)      CONTRACTS.........................................................23
                  (q)      NOTES AND ACCOUNTS RECEIVABLE.....................................24
                  (r)      POWERS OF ATTORNEY................................................24
                  (s)      INSURANCE.........................................................24
                  (t)      LITIGATION........................................................25
                  (u)      WARRANTY..........................................................26
                  (v)      LABOR AND EMPLOYMENT MATTERS......................................26
                  (w)      EMPLOYEE BENEFITS.................................................27
                  (x)      GUARANTIES........................................................29
                  (y)      ENVIRONMENT, HEALTH, AND SAFETY...................................29
                  (z)      CERTAIN BUSINESS RELATIONSHIPS....................................29
                  (aa)     INVESTMENT COMPANY................................................29
                  (bb)     DISCLOSURE........................................................30

ARTICLE 3.

         CONDUCT AND TRANSACTIONS PRIOR TO CLOSING...........................................30
         3.1      GENERAL....................................................................30
         3.2      NOTICES AND CONSENTS.......................................................30
         3.3      OPERATION OF BUSINESS......................................................30
         3.4      PRESERVATION OF BUSINESS...................................................33
         3.5      FULL ACCESS................................................................33
         3.6      NOTICE OF DEVELOPMENTS.....................................................33
         3.7      EMPLOYMENT OF COMPANY EMPLOYEES............................................33
         3.8      ASSUMPTION OF COMPENSATION OBLIGATIONS.....................................34
         3.9      BONUSES TO COMPANY EMPLOYEES...............................................34
         3.10     SELLER INDEBTEDNESS AND RECEIVABLES........................................34
         3.11     EXCLUSIVITY................................................................34
         3.12     SELLERS RELEASE OF CLAIMS..................................................34
         3.13     CONFIDENTIALITY............................................................35

                                       ii

                           TABLE OF CONTENTS (Cont'd.)

ARTICLE 4.

         POST-CLOSING COVENANTS..............................................................36
         4.1      GENERAL....................................................................36
         4.2      LITIGATION SUPPORT.........................................................36
         4.3      TRANSITION.................................................................37
         4.4      BUYER OPTIONS..............................................................37
         4.5      DISTRIBUTION OF COMPANY PROFIT SHARING PLAN................................37
         4.6      ELIGIBILITY UNDER BENEFIT PLANS............................................37
         4.7      EMPLOYEE BONUS COMPENSATION................................................37
         4.8      ASSIGNMENT OF ACCOUNTS RECEIVABLE..........................................38
         4.9      ADDITIONAL CAPITAL CONTRIBUTIONS...........................................38
         4.10     CONFIDENTIALITY............................................................39
         4.11     CERTAIN TAX MATTERS........................................................39
         4.12     COMPLIANCE WITH SECURITIES LAWS............................................40

ARTICLE 5.

         CONDITIONS OF CLOSING...............................................................40
         5.1      CONDITIONS OF OBLIGATIONS OF THE BUYER.....................................40
         5.2      CONDITIONS OF OBLIGATIONS OF THE SELLERS...................................42

ARTICLE 6.

         REMEDIES FOR BREACHES OF AGREEMENT..................................................43
         6.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................................43
         6.2      INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER........................43
         6.3      INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS......................44
         6.4      INDEMNIFICATION LIMITATIONS................................................44
         6.5      INDEMNIFICATION PROCEDURES.................................................44
         6.6      OTHER INDEMNIFICATION PROVISIONS...........................................46

ARTICLE 7.

         MISCELLANEOUS.......................................................................46
         7.1      TERMINATION OF AGREEMENT...................................................46
         7.2      EFFECT OF TERMINATION......................................................46
         7.3      NO THIRD-PARTY BENEFICIARIES...............................................46
         7.4      ENTIRE AGREEMENT...........................................................46
         7.5      SUCCESSION AND ASSIGNMENT..................................................47
         7.6      COUNTERPARTS...............................................................47
         7.7      HEADINGS...................................................................47

                                       iii

                           TABLE OF CONTENTS (Cont'd.)

         7.8      NOTICES....................................................................47
         7.9      GOVERNING LAW..............................................................48
         7.10     AMENDMENTS AND WAIVERS.....................................................48
         7.11     SEVERABILITY...............................................................48
         7.12     EXPENSES...................................................................48
         7.13     CONSTRUCTION...............................................................48
         7.14     INCORPORATION OF EXHIBITS AND SCHEDULES....................................48
         7.15     SPECIFIC PERFORMANCE.......................................................49
         7.16     SUBMISSION TO JURISDICTION.................................................49
         7.17     JOINDER OF SPOUSE..........................................................49

EXHIBITS:

Exhibit 1.3         Allocation of Purchase Price
Exhibit 1.4         Registration Rights Agreement
Exhibit 1.5         Escrow Agreement
Exhibit 2.1(d)      Acquired Shares
Exhibit 4.4         Option Schedule
Exhibit 5.1(f)(1)   Hilterman Employment Agreement
Exhibit 5.1(f)(2)   Lauritzen Employment Agreement
Exhibit 5.1(f)(3)   Neale Employment Agreement
Exhibit 5.1(i)      Opinion of Counsel to Sellers
Exhibit 5.2(g)      Opinion of Counsel to Buyer

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "AGREEMENT") is made and entered into as of March 24, 1998, by and among Geokinetics Inc., a Delaware corporation (the "BUYER"), Geophysical Development Corporation, a Texas corporation (the "COMPANY"), and the holders of all of the outstanding capital stock of the Company (each, individually, referred to herein as a "SELLER" and all, collectively, referred to herein as the "SELLERS"). The Buyer, the Sellers and the Company are sometimes referred to collectively herein as the "PARTIES."

         The Company is engaged in the business of providing geophysical processing, software and consultation services to the oil and gas industry (the "BUSINESS").

         The Sellers own, in the aggregate, all of the issued and outstanding common stock of the Company, no par value per share (the "COMMON STOCK"), representing 100% of the outstanding capital stock of the Company.

         This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer all of the shares of the Common Stock in return for cash and shares of the Buyer's common stock, par value $.01 per share ("BUYER COMMON STOCK").

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                   ARTICLE 1.

                                     GENERAL

         1.1 DEFINITIONS. Unless otherwise stated in this Agreement, capitalized terms shall have the following meanings:

         "ACQUIRED SHARES" means 6,750 shares of Common Stock of the Company owned by the Sellers, representing one hundred percent (100%) of the total outstanding shares of the capital stock of the Company.

         "ADDITIONAL CAPITAL CONTRIBUTIONS" has the meaning set forth in Section
4.9 below.

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act.

         "AFFILIATED GROUP" means any affiliated group within the meaning of
Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law.

         "AGREEMENT" has the meaning set forth in the first paragraph above.

         "ARBITRATING ACCOUNTANTS" has the meaning set forth in Section 1.10(b) below.

         "BASE CONSIDERATION" has the meaning set forth in Section 1.3 below.

         "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "BUSINESS" has the meaning set forth in the second paragraph above.

         "BUYER" has the meaning set forth in the first paragraph above.

         "BUYER COMMON STOCK" has the meaning set forth in the fourth paragraph above.

         "BUYER INDEMNIFIED PARTIES" has the meaning set forth in Section 6.2

         "BUYER PREFERRED STOCK" has the meaning set forth in Section 2.2(h) below.

         "BUYER SEC FILINGS" has the meaning set forth in Section 2.2(g) below.

         "CAUSE" has the meaning set forth in Section 4.7 below.

         "CLOSING" has the meaning set forth in Section 1.6 below.

         "CLOSING DATE" has the meaning set forth in Section 1.6 below.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMON STOCK" means the common stock, no par value, of the Company.

         "COMPANY" has the meaning set forth in the first paragraph above.

         "COMPANY DISCLOSURE SCHEDULE" has the meaning set forth in Section 2.3 below.

         "COMPANY FINANCIAL STATEMENTS" has the meaning set forth in Section 2.3(h) below.

         "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 3.13(a) below.

         "CONTINUING EMPLOYEES" has the meaning set forth in Section 3.7 below.

         "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Section 1563 of the Code.

         "DISCREPANCY NOTICE has the meaning set forth in Section 1.10 below.

         "DEFERRED INTERCOMPANY TRANSACTION" has the meaning set forth in Treas. Reg. ss.1.1502-13.

         "EARNEST MONEY DEPOSIT" has the meaning set forth in Section 1.5 below.

         "EMPLOYEE BENEFIT PLAN" means any (a) non-qualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "EMPLOYEE BONUSES" has the meaning set forth in Section 3.9 below.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in Section 3(2) of ERISA.

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in Section 3(1) of ERISA.

         "ENVIRONMENTAL, HEALTH, AND SAFETY LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW AGREEMENT" has the meaning set forth in Section 1.5 below.

         "EXCESS LOSS ACCOUNT" has the meaning set forth in Treas. Reg. ss.1.1502-19.

         "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         "FIDUCIARY" has the meaning set forth in Section 3(21) of ERISA.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "GDC PROFIT SHARING PLAN" has the meaning set forth in Section 4.5

         "INDEMNIFIED PARTY" has the meaning set forth in Section 6.5(a) below.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 6.5(a) below.

         "INDIVIDUAL BALANCE" has the meaning set forth in Section 4.5 below.

         "INTELLECTUAL PROPERTY" means (a) all inventions, including algorithms (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, seismic data bases, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source codes and object codes, data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "KNOWN" OR "KNOWLEDGE" means that whenever a statement regarding the existence or absence of facts in this Agreement is qualified by a phrase such as "to such Person's knowledge" or "known by such Person," the Parties intend that the information to be attributed to such Person is information that is actually or constructively known to (a) the Person in the case of an individual, or (b) in the case of a corporation or other entity, an officer or an employee who devoted substantive attention to matters of such nature during the ordinary course of his employment. A Person has "constructive knowledge" of those matters which the individual involved could reasonably be expected to have as a result of undertaking an investigation of such a scope and extent as a reasonably prudent man would undertake concerning the particular subject matter.

         "LETTER OF INTENT" means that certain letter dated February 18, 1998 executed among Sellers, the Company and Buyer.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "MULTIEMPLOYER PLAN" has the meaning set forth in Section 3(37) of ERISA.

         "NET WORKING CAPITAL" has the meaning set forth in Section 1.10(a)(i) below.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "OPTIONS" has the meaning set forth in Section 4.4 below.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PARTY" has the meaning set forth in the first paragraph above.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PREFERRED STOCK" means the preferred stock, no par value, of the Company.

         "PROCESS AGENT" has the meaning set forth in Section 7.16 below.

         "PROHIBITED TRANSACTION" has the meaning set forth in Section 406 of ERISA and Section 4975 of the Code.

         "PURCHASE PRICE" has the meaning set forth in Section 1.3 below.

         "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in Section
1.4 below.

         "REPORTABLE EVENT" has the meaning set forth in Section 4043 of ERISA.

         "REQUISITE SELLERS" means Sellers holding a majority in interest of the Acquired Shares as set forth in SECTION 2.3(C) of the Company Disclosure Schedule.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SECURITY INTEREST" means any mortgage, deed of trust, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable,
(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SELLER" and "SELLERS" have the meanings set forth in the first paragraph above.

         "SETTLEMENT NOTICE" has the meaning set forth in Section 6.5(c) below.

         "SUBSIDIARY" means any Person in which the Company (a) owns or controls more than 50% of the voting securities, directly or indirectly, (b) has the power to vote, or direct the voting of sufficient securities to elect a majority of the directors, or (c) acts as manager or general partner.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "WORKING CAPITAL ADJUSTMENT" has the meaning set forth in Section 1.10(a)(ii) below.

         "WORKING CAPITAL STATEMENT" has the meaning set forth in Section 1.10(a) below.

         1.2 AGREEMENT TO PURCHASE AND SELL ACQUIRED SHARES. Subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyer, all of the Common Stock owned by each such Seller, in the aggregate constituting the Acquired Shares, for the consideration specified below in Section 1.3.

         1.3 PURCHASE PRICE. Subject to the adjustments, set forth in Section
1.10 below, in consideration for the delivery of the Acquired Shares, Buyer agrees to pay and deliver to the Sellers at the Closing the aggregate consideration allocated among the Sellers in the manner set forth on EXHIBIT 1.3 attached hereto (the "PURCHASE PRICE") consisting of (i) $26,000,000 in cash payable to the Sellers by wire transfer or delivery of immediately available funds (the "BASE CONSIDERATION") and (ii) 1,000,000 shares of validly issued, fully paid and nonassessable shares of Buyer Common Stock; PROVIDED, HOWEVER, that each Seller shall have the right to receive the Base Consideration allocated to such Seller in any combination of cash and Buyer Common Stock as such Seller shall designate by written notice to the Buyer no later than three business days prior to the scheduled Closing Date. In the event any Seller elects to receive any of the Base Consideration in shares of Buyer Common Stock, such shares shall be valued at $3.00 per share.

         1.4 REGISTRATION RIGHTS. The Buyer and each of the Sellers shall execute and deliver the Registration Rights Agreement in the form attached hereto as EXHIBIT 1.4 (the "REGISTRATION RIGHTS AGREEMENT") .

         1.5 EARNEST MONEY DEPOSIT. Upon the execution and delivery of this Agreement, the Buyer shall deposit $1,000,000 in immediately available funds (the "EARNEST MONEY DEPOSIT") with William G. Small in accordance with the terms of the Escrow Agreement attached hereto as EXHIBIT 1.5 (the "ESCROW AGREEMENT"). At the Buyer's option, the Earnest Money Deposit, plus interest earned thereon, shall be applied towards payment of the Base Consideration portion of the

Purchase Price; PROVIDED, HOWEVER, that in the event that the transactions contemplated by this Agreement shall not proceed to Closing by reason of the failure of any condition precedent under Section 5.1 (except Section 5.1(d)) or
5.2 hereof (unless the failure results from the Company or the Sellers breaching a representation, warranty or covenant contained in this Agreement or otherwise breaching an obligation to proceed with the Closing hereunder), the Earnest Money Deposit, together with interest earned thereon, shall be forfeited to Sellers as liquidated damages and not as a penalty.

         1.6 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Chamberlain, Hrdlicka, White, Williams & Martin in Houston, Texas, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Sellers may mutually determine (the "CLOSING DATE").

         1.7 DELIVERIES AT THE CLOSING. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 5.1 below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 5.2 below, (iii) the Sellers will deliver to the Buyer stock certificates representing all of the Acquired Shares, together with completed stock powers transferring the shares to Buyer duly executed by such Seller, and (iv) the Buyer will deliver to the Sellers the Purchase Price as specified in Section 1.3 above.

         1.8 NO ASSIGNMENTS. No assignment, transfer or other disposition of record or beneficial ownership of any shares of Common Stock may be made on or after the date hereof.

         1.9 PAYMENT IN FULL SATISFACTION OF RIGHTS. The delivery of the Purchase Price to the Sellers with respect to the Common Stock shall be deemed to be payment in full satisfaction of all rights pertaining to the outstanding Common Stock.

         1.10 WORKING CAPITAL ADJUSTMENT. The Purchase Price is subject to the adjustment described in this Section 1.10:

                  (a) DETERMINATION OF WORKING CAPITAL ADJUSTMENT. Within 90 days after the Closing, the Buyer shall prepare and deliver to the Sellers a statement (the "WORKING CAPITAL STATEMENT") based on the financial statements of the Company, prepared in accordance with GAAP, and showing (i) the calculation of the amount of the Company's current assets and current liabilities as of the Closing Date and the amount of the Company's Net Working Capital (defined below), and (ii) the calculation of the Working Capital Adjustment (defined below), if any. For purposes of this Section 1.10:

                           (i) "NET WORKING CAPITAL" means the current assets
                  minus current liabilities of the Company as determined in accordance with GAAP; PROVIDED, HOWEVER, that current liabilities for unpaid taxes shall be excluded from the current liabilities of the Company PROVIDED FURTHER, that accruals for unpaid (x) contributions to the GDC Profit Sharing Plan, (y) bonuses payable to GDC employees (exclusive of the Sellers) in respect of the fiscal year ending June 30, 1998, and (z) expenses described in
                  Section 7.12 below shall be included in the current liabilities of the Company; and

                           (ii) "WORKING CAPITAL ADJUSTMENT" means (A) the
                  amount, if any, by which the Company's Net Working Capital as of the Closing Date is less than One Million Seven Hundred Fifty Thousand and 00/100 Dollars ($1,750,000), PLUS (B) the aggregate cash surrender value of the life insurance policies assigned by the Company to the Sellers at or prior to the Closing. The cash surrender value of each policy shall be determined based on a statement issued by each underwriter of such life insurance policies delivered to the Buyer at or prior to Closing, which statements shall be dated not earlier than 30 days prior to the Closing Date.

                  (b) REVIEW OF WORKING CAPITAL STATEMENT. Sellers shall have the right to review the Working Capital Statement (and supporting work papers) and provide written notice to the Buyer of Sellers' objections with respect to any error, omission or other discrepancy in the Working Capital Statement (the "DISCREPANCY NOTICE") until 20 days following the Sellers' receipt of the Working Capital Statement. Buyer and the Sellers shall work together in good faith to resolve any such dispute and agree on the final Working Capital Statement. In the event that the Buyer and the Sellers cannot agree on the final Working Capital Statement within 10 days after delivery of the Sellers' Discrepancy Notice, the Buyer and Sellers shall refer the disputed issue or issues to a national independent public accounting firm (other than the regular accountants for any Party or any accountants who prepared the Working Capital Statement) which is reasonably acceptable to each Party (the "ARBITRATING ACCOUNTANTS") within 15 days following delivery of the Sellers' Discrepancy Notice. The Arbitrating Accountants shall be instructed to render a decision, which shall be binding upon both parties, within 20 days. Each Party shall be entitled to present any information or analysis concerning the matter in good faith to the Arbitrating Accountants with a copy provided to the other Party. The Buyer and Sellers shall each bear their own fees and expenses, and the fees and expenses of the Arbitrating Accountants shall be shared equally by the Buyer and the Sellers.

                  (c) PAYMENT OF WORKING CAPITAL ADJUSTMENT. The Sellers shall deliver payment of the Working Capital Adjustment to the Buyer (if the Working Capital Adjustment is greater than zero) via wire transfer or other immediately available funds, within 10 days after the Working Capital Adjustment is finally determined. No interest will be payable in respect of the Working Capital Adjustment.

                                   ARTICLE 2.

                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers represents and warrants to the Buyer, severally and not jointly with any other Seller, that the statements contained in this Section 2.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2.1 with respect to each Seller).

                  (a) AUTHORIZATION OF TRANSACTION. The Seller has the full right, power, and legal authority to execute and deliver this Agreement and to consummate the transactions contemplated on his part hereby. No proceeding on the part of the Seller and, no notice, consent, authorization, order or approval of, filing or registration with, any governmental commission, board or other regulatory body or any bank, bonding company, lender, surety, customer, supplier, or any other Person whatsoever is required for or in connection with the performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and is a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms.

                  (b) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of Seller's assets is subject. The execution, delivery and performance of this Agreement by the Seller do not and the consummation by the Seller of the transactions contemplated hereby will not violate or conflict with any other restriction of any kind or character to which the Seller is subject or by which any of the Seller's assets may be bound.

                  (c) BROKERS' FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                  (d) ACQUIRED SHARES. The Seller holds of record and owns beneficially the number of shares of Common Stock set forth next to his or her name in EXHIBIT 2.1(d) attached hereto. The Seller is, and as of the Closing Date will be, the sole and exclusive lawful owner of such shares of Common Stock, free and clear of all liens, claims, encumbrances and rights of others of any nature whatsoever, with full power to vote all such shares on any matter that may properly come before shareholders of the Company, and the Seller may exercise such voting power on any matter without violation of the rights of any person. There are no rights, warrants or options outstanding with respect to such Common Stock, and the Seller has no obligation to deliver capital stock of the Company to any Person as of the date hereof, at any time on or prior to the Closing Date, except as provided in this Agreement.

                  (e)      RESTRICTED SECURITIES.

                           (i) The Seller acknowledges that the shares of Buyer
                  Common Stock which the Seller shall acquire pursuant to this Agreement have not been registered under the Securities Act, and are being acquired for the Seller's own account for investment and not with a view to the distribution thereof. The Buyer Common Stock will be subject to the stock transfer restrictions described in Section 4.12 below.

                           (ii) The Seller has the knowledge and experience in
                  financial and business matters to enable him to evaluate the merits and risks of approving this Agreement and the transactions contemplated herein and acquiring shares of Buyer Common Stock.

                           (iii) The Seller is able to bear the economic risks
                  of his investment in the Buyer Common Stock.

                           (iv) The Seller has been represented by legal counsel
                  in this transaction and the Seller and his advisors, including such counsel, have been given the opportunity to ask questions of, and receive answers from, the officers of the Buyer concerning the terms of the transactions contemplated by this Agreement and the affairs and the business and financial condition of the Buyer.

                           (v) The Seller has received copies of Buyer's most
                  recent Form 10-KSB and each report or document subsequently filed by the Buyer with the Securities and Exchange Commission pursuant to the Securities Exchange Act, and the Seller and his advisors have been given access to all documents, books and additional information concerning the Buyer which they have requested regarding the Buyer.

                           (vi) The Seller has made such inquiries by himself
                  and/or through his advisors in making a decision to approve this Agreement and the transactions contemplated herein as the Seller has deemed necessary and advisable.

                           (vii) The Seller acknowledges and agrees that the
                  Buyer Common Stock issued to the Seller may not be disposed of except in accordance with the requirements of the Securities Act and any applicable state securities laws.

         2.2 REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Sellers and the Company that the statements contained in this Section 2.2 are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2.2).

                  (a) ORGANIZATION, QUALIFICATION AND CORPORATE POWER OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Buyer has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                  (b) AUTHORIZATION OF TRANSACTION. Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated on its part hereby have been duly authorized by its Board of Directors. This Agreement constitutes, and each other agreement to be executed by Buyer hereunder, when executed and delivered by Buyer, will constitute the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms and conditions. The Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its certificate of incorporation or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which any of Buyer's assets is subject.

                  (d) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                  (e) INVESTMENT. The Buyer is not acquiring the Acquired Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                  (f) BUYER COMMON STOCK. The shares of Buyer Common Stock to be issued to Seller pursuant to Section 1.3 above have been duly authorized for issuance, and when issued and delivered pursuant to this Agreement, will be validly issued, fully paid and non-assessable. The issuance of the Buyer Common Stock pursuant to this Agreement is not subject to any preemptive or similar rights.

                  (g) SEC FILINGS. Buyer has heretofore delivered to Sellers accurate and complete copies of all reports, registration statements and other filings filed by Buyer with the Securities and Exchange Commission since January 1, 1997 ("BUYER SEC FILINGS"). As of their respective dates, the Buyer SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of Buyer included in the Buyer SEC Filings present fairly, in conformity with GAAP applied on a consistent basis the consolidated financial position of Buyer as of the dates thereof and its consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements).

                  (h) CAPITALIZATION As of the execution date of this Agreement, the entire authorized capital stock of the Buyer consists of 100,000,000 shares of Buyer Common Stock and 2,000,000 shares of Preferred Stock, $10.00 par value per share ("BUYER PREFERRED STOCK"), of which 18,326,816 shares of Buyer Common Stock and no shares of Buyer Preferred Stock are validly issued and outstanding, fully paid and nonassessable. No shares of the capital stock of the Buyer have been issued in violation of the preemptive rights of any past or present shareholder. In addition, as of the execution date of this Agreement, the Buyer has outstanding options granted to employees, officers and directors of the Buyer to acquire an aggregate of 2,882,500 shares of Buyer Common Stock and warrants entitling the holders thereof to purchase an aggregate of 11,542,375 shares of Buyer Common Stock. Except as described in this Section 2.2(h), there are no outstanding subscriptions, shares of capital stock, calls, warrants, options, contracts, commitments, or demands relating to the capital stock of the Buyer or other agreements of any character under which the Buyer would be obligated to issue or purchase shares of its capital stock. There is no voting agreement, voting trust, proxy, or other agreement or understanding with respect to the voting of the capital stock of the Buyer.

                  (i) DISCLOSURE. The representations and warranties contained in this Section 2.2 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 2.2 not misleading.

         2.3 REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY. Mr. Sherwood, severally but not jointly, and each of the remaining Sellers and the Company, jointly and severally, represents and warrants to the Buyer that the statements contained in this Section 2.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2.3), except as set forth in the disclosure schedule delivered by the Sellers and the Company to the Buyer on the date hereof and initialed by the Parties (the "COMPANY DISCLOSURE SCHEDULE"). Nothing in the Company Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Company Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Company Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 2.3. References in Section 2.3 to a numbered schedule mean the section of the Company Disclosure Schedule that corresponds with that number; for example, references to "Schedule 2.3(a)" mean
SECTION 2.3(a) of the Company Disclosure Schedule.

                  (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. SECTION 2.3(a) of the Company Disclosure Schedule lists the directors and officers of the Company. The Sellers have delivered to the Buyer correct and complete copies of the charter and bylaws of the Company, as amended to date. The minute book (containing the records of meetings of the Sellers, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete. The Company is not in default under or in violation of any provision of its charter or bylaws.

                  (b) AUTHORITY RELATIVE TO AGREEMENT. The Company has the full right, power, and legal authority to execute, deliver and perform this Agreement, and to consummate the transactions contemplated on the part of the Company hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated on its part hereby have been duly authorized by its Board of Directors and the Sellers in their capacity as the holders of all of the capital stock of the Company. No proceeding on the part of the Company, and, except for those approvals described in
         SECTION 2.3(b) of the Company Disclosure Schedule, no notice, consent, authorization, order or approval of, filing or registration with, any governmental commission, board or other regulatory body, or any bank, bonding company, lender, surety, customer, supplier, or any other Person whatsoever is required for or in connection with the Company's execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  (c) CAPITALIZATION. The entire authorized capital stock of the Company consists of 50,000 shares of Common Stock and 50,000 shares of Preferred Stock, of which 6,750 shares of Company Common Stock and no shares of Preferred Stock are validly issued and outstanding, fully paid and nonassessable, are held of record by the Sellers and represent all of the outstanding capital stock of the Company. No shares of the capital stock of the Company have been issued in violation of the preemptive rights of any past or present shareholder. An aggregate of 2,250 shares of the capital stock of the Company are in the treasury of the Company. There are no outstanding subscriptions, shares of capital stock, calls, warrants, options, contracts, commitments, or demands relating to the capital stock of the Company or other agreements of any character under which the Company would be obligated to issue or purchase shares of its capital stock. There is no voting agreement, voting trust, proxy, or other agreement or understanding with respect to the voting of the capital stock of the Company. The Company has no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company Common Stock. The Company has no commitments to issue or sell any securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from the Company, any shares of its capital stock and no securities or obligations evidencing any such rights are outstanding.

                  (d) SUBSIDIARIES. SECTION 2.3(d) of the Company Disclosure Schedule sets forth the name, the interest of the Company, and the capitalization of each of the Company's Subsidiaries. Except as described on SECTION 2.3(d), neither the Company nor any Subsidiary owns or has any right or obligation to acquire any class of securities (including, without limitation, debt securities) issued by any person or company, and neither the Company nor any Subsidiary is a party to or bound by any partnership, joint venture, voluntary association, or other agreement with any Person for the conduct of any business.

                  (e) NONCONTRAVENTION. Except as set forth in SECTION 2.3(E) of the Company Disclosure Schedule, the execution, delivery, and performance of this Agreement by the Company do not and the consummation by the Company of the transactions contemplated hereby will not (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, government agency, or court to which the Company or any of their assets is subject or (ii) violate any provision of the Articles of Incorporation or Bylaws of the Company, or (iii) violate or result in (whether with the giving of notice or the lapse of time or both) the violation of any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any Security Interest or other encumbrance upon any of the property of the Company pursuant to any provision of any mortgage, lien, lease, contract, agreement, license, or instrument to which the Company is a party or by which any of its assets is bound. The execution, delivery and performance of this Agreement by the Company do not and will not violate or conflict with any other restriction of any kind or character to which the Company is subject or by which any of its assets may be bound, and the same do not and will not constitute an event permitting termination of any such mortgage, lien, lease, agreement, license or instrument to which the Company is a party or by which any of its assets are bound. Except as set forth in Section 2.3(e) of the Company Disclosure Schedule, the Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other Person in order for the Parties to consummate the transactions contemplated by this Agreement.

                  (f) BROKERS' FEES. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  (g) TITLE TO ASSETS. Except as set forth in SECTION 2.3(G) of the Company Disclosure Schedule, the Company has good and marketable title to, or a valid leasehold interest in, the properties and assets owned or used by them, located on their premises, or shown on the unaudited balance sheet as of February 28, 1998 or acquired after the date thereof through the Closing Date, free and clear of all Security Interests.

                  (h) FINANCIAL STATEMENTS. The Sellers have previously furnished Buyer with true and complete copies of the audited balance sheets of the Company as of June 30, 1997, June 30, 1996, June 30, 1995, and the related statements of income, retained earnings and cash flows for each of the three years in the period ended June 30, 1997. Such financial statements have been prepared in conformity with GAAP consistently applied and present fairly the financial position and results of operations of the Company as of and for the respective periods then ended. The Sellers have also previously furnished the Buyer with a copy of the unaudited monthly balance sheets of the Company as of the last day of each month from July 31, 1997 through February 28, 1998, and the related monthly unaudited statement of income, retained earnings and cash flows of the Company with respect to each month from July 31, 1997 through February 28, 1998. Such financial statements have been prepared using a tax basis method of accounting consistently applied and present fairly the financial position and results of operations of the Company as of and for the periods then ended (subject to normal year-end audit adjustments). Subject to
         Section 2.3(l)(ix), the Company does not have any liabilities or obligations of a type which should be included in or reflected as such in financial statements , whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except (i) Liabilities disclosed or reflected in such financial statements, (ii) Liabilities described in the notes accompanying the Company Financial Statements, (iii) Liabilities which have arisen since the date of the balance sheet included in the Company Financial Statements in the Ordinary Course of Business, (iv) Liabilities arising under executory contracts in the Ordinary Course of Business, and (v) other Liabilities which are not, individually or in the aggregate, material to the Company. The financial statements, including the certificates, described in this Section 2.3(h) are the "COMPANY FINANCIAL STATEMENTS."

                  (i) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1997, there has not been any adverse change in the Business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since that date, except as set forth in SECTION 2.3(i) of the Company Disclosure Schedule, the Company has not:

                           (i) sold, leased, transferred, or assigned any of its
                  assets, tangible or intangible, other than for a fair consideration;

                           (ii) entered into any agreement, contract, lease or
                  license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000;

                           (iii) accelerated, terminated, modified, or canceled
                  any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Company is a party or by which the Company is bound, nor has any other Person accelerated, terminated, modified, or canceled any of the foregoing;

                           (iv) imposed any Security Interests upon any of its
                  assets, tangible or intangible;

                           (v) made any capital expenditure (or series of
                  related capital expenditures) involving more than $25,000;

                           (vi) made any capital investment in, any loan to, or
                  any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

                           (vii) issued any note, bond, or other debt security
                  or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

                           (viii) delayed or postponed the payment of accounts
                  payable and other Liabilities;

                           (ix) canceled, compromised, waived, or released any
                  right or claim (or series of related rights and claims);

                           (x) granted any license or sublicense of any rights
                  under or with respect to any Intellectual Property;

                           (xi) made or authorized any change in the charter or
bylaws of the Company;

                           (xii) issued, sold, or otherwise disposed of any of
                  its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                           (xiii) declared, set aside, or paid any dividend or
                  made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                           (xiv) experienced or suffered any damage,
                  destruction, or loss (whether or not covered by insurance) to its property;

                           (xv) made any loan to, or entered into any other
                  transaction with, any of its directors, officers, and employees;

                           (xvi) entered into any employment contract or
                  collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                           (xvii) granted any increase in the base compensation
                  of any of its directors, officers, and employees outside the Ordinary Course of Business;

                          (xviii) adopted, amended, modified, or terminated any
                  bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees;

                           (xix) made any other change in employment terms for
                  any of its directors, officers, and employees;

                           (xx) made or pledged to make any charitable or other
                  capital contribution; or

                           (xxi) become aware of any other material occurrence,
                  event, incident, action, failure to act, or transaction involving the Company.

                  (j) UNDISCLOSED LIABILITIES. Except as described in SECTION 2.3(J) of the Company Disclosure Schedule, the Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Company Financial Statements (or in any notes thereto), (ii) Liabilities which have arisen after February 28, 1998 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), (iii) Liabilities arising under executory contracts in the Ordinary Course of Business, and (iv) other Liabilities which are not, individually or in the aggregate, material to the Company.

                  (k) PERMITS AND LEGAL COMPLIANCE. The Company has all permits, licenses, orders, qualifications, and approvals of all governmental and regulatory authorities material to the conduct of their business, a correct and complete list of which is set forth in SECTION 2.3(k) of the Company Disclosure Schedule. All such permits, licenses, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is pending or threatened. None of such permits, licenses, orders or approvals, and no application for any of such permits, licenses, orders or approvals, will be adversely affected by the consummation of the transactions contemplated by this Agreement. The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company or its Subsidiaries alleging any failure so to comply.

                  (l)      TAX MATTERS.

                           (i) All Tax Returns required to be filed by the
                  Company prior to the date hereof have been filed on a timely basis with the appropriate governmental authorities in all jurisdictions in which such Tax Returns are required to be filed, and all such returns are correct and complete. Sellers have delivered to Buyer correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies asserted against or agreed to by the Company since January 1, 1993. The Company is not currently the subject of any audit, examination or any similar investigation by any governmental authority. SECTION 2.3(L) of the Company Disclosure Schedule sets forth all audits, examinations or similar investigations of the Company and its Subsidiaries by any governmental authority since January 1, 1993. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                           (ii) All Taxes due from or properly accruable by the
                  Company and its Subsidiaries have been fully and timely paid or, in the cases of Taxes for which payment is not yet required, properly and fully accrued for on the Company Financial Statements with respect to all taxable periods ending on or prior to the date of this Agreement and interim periods through the date of this Agreement.

                           (iii) The Company has withheld and paid all Taxes
                  required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                           (iv) The Company has not filed a consent under
                  Section 341(f) of the Code concerning collapsible corporations. None of the Sellers or the Company is a party to any agreement, contract or arrangement that would, by reason of the consummation of any of the transactions contemplated by this Agreement, individually or in the aggregate, result in the payment of any "EXCESS PARACHUTE PAYMENT" within the meaning of Section 280G of the Code. None of the assets of the Company is required to be treated as being owned by any other person pursuant to the "SAFE HARBOR" leasing provisions of
                  Section 168 of the Internal Revenue Code of 1954, as in effect prior to the repeal of such leasing provisions.

                           (v) No Seller or director or officer (or employee
                  responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which any of the Seller and the directors and officers (and employees responsible for Tax matters) of the Company has Knowledge, based upon personal contact with any agent of such authority.

                           (vi) The Company has not waived any statute of
                  limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (vii) The Company is not a party to any Tax
                  allocation or sharing agreement. The Company (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has no Liability for the Taxes of any Person (other than the Company) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                           (viii) SECTION 2.3(L)(VIII) of the Company Disclosure
                  Schedule sets forth the following information with respect to the Company as of the most recent practicable date: (A) the basis of the Company in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company; and (C) the amount of any deferred gain or loss allocable to the Company arising out of any Deferred Intercompany Transaction (as defined in Treas. Reg.
                  Section 1.1502-13).

                           (ix) The Tax Liability of the Company as of June 30,
                  1997, has been paid and was materially correct as recorded. The February 28, 1998 financial statements reflect the customary practice of recording federal estimated tax payments in the balance sheet with no year-to-date federal income tax provision recorded in the Company's financial statements.

                           (x) The Company will not be liable for any Taxes
                  under Section 1374 of the Code in connection with the deemed sale of the Company's assets (including the assets of any qualified subchapter S subsidiary) caused by the an election under Section 338(h)(10) of the Code. Neither the Company nor any qualified subchapter S subsidiary of the Company has, in the past 10 years, (A) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

                  (m)      REAL PROPERTY.

                           (i)  The Company does not own any real property.

                           (ii) SCHEDULE 2.3(m)(II) of the Company Disclosure
                  Schedule lists and describes briefly all real property leased or subleased by or to the Company (whether as lessor or as lessee). The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in SCHEDULE 2.3(m)(II) (as amended to date). With respect to each lease and sublease listed in SCHEDULE 2.3(m)(II):

                                    (A) the lease or sublease is legal, valid,
                           binding, enforceable, and in full force and effect;

                                    (B) the lease or sublease will continue to
                           be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby;

                                    (C) neither the Company, nor to the Sellers'
                           Knowledge, any other party to the lease or sublease, is in breach or default, and to the Sellers' Knowledge no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                    (D) neither the Company, nor to the Sellers'
                           Knowledge, any other party to the lease or sublease, has repudiated any provision thereof;

                                    (E) there are no disputes, or forbearance
                           programs in effect as to the lease or sublease;

                                    (F) with respect to each sublease, the
                           representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                                    (G) the Company has not assigned,
                           transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                                    (H) to the Sellers' Knowledge all facilities
                           leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                                    (I) all facilities leased or subleased
                           thereunder are supplied with utilities and other services necessary for the operation of said facilities.

                  (n) INTELLECTUAL PROPERTY. SECTION 2.3(n) of the Company Disclosure Schedule sets forth a correct and complete list of Intellectual Property owned by the Company. With respect to each of such item of Intellectual Property:

                           (i) The Company owns or has the right to use pursuant
                  to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. Except as otherwise disclosed in Section 2.3(n) of the Company Disclosure Schedule, the Company has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                           (ii) The Company has not interfered with, infringed
                  upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Company.

                           (iii) SECTION 2.3(n)(III) of the Company Disclosure
                  Schedule identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Upon request, the Sellers will deliver to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and will make available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. SECTION 2.3(n)(III) of the Company Disclosure Schedule also identifies each trade name or unregistered trademark used by any of the Company and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in
                  SECTION 2.3(n)(III) of the Company Disclosure Schedule, except as otherwise set forth therein:

                                    (A) the Company possesses all right, title,
                           and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                                    (B) the item is not subject to any
                           outstanding injunction, judgment, order, decree, ruling, or charge;

                                    (C) no action, suit, proceeding, hearing,
                           investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                                    (D) the Company has not ever agreed to
                           indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                           (iv) SECTION 2.3(n)(IV) of the Company Disclosure
                  Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. Upon request, the Sellers will deliver to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in SECTION 2.3(n)(iv) of the Company Disclosure
                  Schedule:

                                    (A) the license, sublicense, agreement, or
                           permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                                    (B) the license, sublicense, agreement, or
                           permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the Closing;

                                    (C) neither the Company, nor to the Sellers'
                           Knowledge, any other party to the license, sublicense, agreement, or permission is in breach or default, and to the Sellers' Knowledge no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                    (D) neither the Company, nor to the Sellers'
                           Knowledge, any other party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                                    (E) with respect to each sublicense, the
                           representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                                    (F) the underlying item of Intellectual
                           Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                                    (G) no action, suit, proceeding, hearing,
                           investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                                    (H) the Company has not granted any
                           sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                           (v) To the Knowledge of any of the Sellers and the
                  directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, the use of the Company's Intellectual Property will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted.

                           (vi) None of the Sellers and the directors and
                  officers (and employees with responsibility for Intellectual Property matters) of the Company had any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Company, other than those affecting the industry generally.

                  (o) TANGIBLE ASSETS. The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used. A correct and complete list of all such properties and assets (other than properties and assets described in Sections 2.3(m) and 2.3(n)) is set forth in
         SECTION 2.3(O) of the Company Disclosure Schedule.

                  (p) CONTRACTS. SECTION 2.3(p) of the Company Disclosure Schedule lists the following contracts and other agreements to which the Company is a party:

                           (i) any agreement (or group of related agreements)
                  for the lease of personal property to or from any Person;

                           (ii) any agreement (or group of related agreements)
                  for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, may result in a material loss to the Company, or involve consideration in excess of $25,000;

                           (iii) any agreement concerning a partnership or joint
                  venture;

                           (iv) any agreement (or group of related agreements)
                  under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                           (v) any agreement concerning confidentiality or
                  noncompetition;

                           (vi) any agreement with any of the Sellers or their
                  Affiliates (other than the Company);

                           (vii) any profit sharing, stock option, stock
                  purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                           (viii)  any collective bargaining agreement;

                           (ix) any agreement for the employment of any
                  individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $20,000 or providing severance benefits;

                           (x) any agreement under which it has advanced or
                  loaned any amount to any of its directors, officers, and employees;

                           (xi) any agreement under which the consequences of a
                  default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company; or

                           (xii) any other agreement (or group of related
                  agreements) the performance of which involves consideration in excess of $25,000.

         Upon request, the Sellers will deliver to the Buyer a correct and complete copy of each written agreement listed in SECTION 2.3(p) of the Company Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in SECTION 2.3(p) of the Company Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (C) neither the Company, nor to the Sellers' Knowledge, any other party is in breach or default, and to the Sellers' Knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and
         (D) neither the Company, nor to the Sellers' Knowledge, any other party has repudiated any provision of the agreement.

                  (q) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts.

                  (r) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company.

                  (s) INSURANCE. SECTION 2.3(s) of the Company Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, life, health and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three years:

                           (i) the name, address, and telephone number of the
                  agent;

                           (ii) the name of the insurer, the name of the
                  policyholder, and the name of each covered insured;

                           (iii)  the policy number and the period of coverage;

                           (iv) the scope (including an indication of whether
                  the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                           (v) a description of any retroactive premium
                  adjustments or other loss-sharing arrangements.

         With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (C) neither the Company, nor to the Sellers' Knowledge any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) neither the Company, nor to the Sellers' Knowledge, any other party to the policy has repudiated any provision thereof. The Company has been covered during the past three years by insurance in scope and amount customary and reasonable for the businesses in which they have engaged during such period. SECTION 2.3(s) of the Company Disclosure Schedule describes any self-insurance arrangements affecting the Company.

                  (t) LITIGATION. SECTION 2.3(t) of the Company Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or to the Sellers' Knowledge is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Unless specifically noted in
         SECTION 2.3(t) of the Company Disclosure Schedule, none of the actions, suits, proceedings, hearings, and investigations set forth in SECTION 2.3(t) of the Company Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. None of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of the Company has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

                  (u) WARRANTY. Each product and service sold or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no Liability (and to the Sellers' Knowledge there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability) for replacement or correction thereof or other damages in connection therewith. No product or service sold or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. SECTION 2.3(U) of the Company Disclosure Schedule includes copies of the standard terms and conditions of sale for the Company (containing applicable guaranty, warranty, and indemnity provisions).

                  (v)      LABOR AND EMPLOYMENT MATTERS.

                           (i) SECTION 2.3(v) of the Company Disclosure Schedule
                  sets forth all collective bargaining agreements, employment and consulting agreements (other than consulting agreements terminable by the Company within 60 days without payment of a premium or a penalty), executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase and stock option plans, group life insurance, hospital ization insurance or other plans or arrangements providing for benefits to employees of the Company.

                           (ii) To the Sellers' Knowledge, there are no
                  controversies between the Company and any employees or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending or threatened, related to the Company and there are not any organizational efforts presently being made or threatened in an organized fashion involving any of the employees of the Company. Except as otherwise set forth in Section 2.3(v) of the Company Disclosure Schedule, to the Knowledge of the Sellers and the directors and officers of the Company, no executive, key employee, or group of employees has any plans to terminate employment with the Company.

                           (iii) Sellers and the Company have complied in all
                  material respects with any laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, and to the Sellers' Knowledge, the Company is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

                           (iv) SECTION 2.3(v) of the Company Disclosure
                  Schedule sets forth the current annual compensation, including base salary, bonuses and fringe benefits (and the basis thereof) of all employees of the Company (by position or by department) as of the date hereof.

                  (w)      EMPLOYEE BENEFITS.

                           (i) SECTION 2.3(w) of the Company Disclosure Schedule
                  lists each Employee Benefit Plan that the Company maintains or to which the Company contributes:

                                    (A) Each such Employee Benefit Plan (and
                           each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                                    (B) All required reports and descriptions
                           (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                                    (C) All contributions (including all
                           employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                                    (D) Each such Employee Benefit Plan which is
                           an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Section 401(a) of the Code and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

                                    (E) The market value of assets under each
                           such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer
                           Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                                    (F) The Sellers have delivered to the Buyer
                           correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                           (ii) With respect to each Employee Benefit Plan that
                  the Company and the Controlled Group of Corporations which includes the Company maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                                    (A) No such Employee Benefit Plan which is
                           an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Company, threatened.

                                    (B) There have been no Prohibited
                           Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Company, threatened. None of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                                    (C) The Company has not incurred, and none
                           of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any reason to expect that the Company will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                           (iii) None of the Company and the other members of
                  the Controlled Group of Corporations that includes the Company contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                           (iv) The Company does not maintain or contribute to,
                  and has never maintained, contributed, or been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Section 4980B of the Code).

                  (x) GUARANTIES. The Company is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

                  (y)      ENVIRONMENT, HEALTH, AND SAFETY.

                           (i) Each of the Company and its predecessors and
                  Affiliates has complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of the Company and its predecessors and Affiliates has obtained and been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                           (ii) The Company has no Liability (and none of the
                  Company, or its predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                           (iii) All properties and equipment used in the
                  business of the Company and its predecessors and Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

                  (z) CERTAIN BUSINESS RELATIONSHIPS. Except as disclosed on
         Section 2.3(z) of the Company's Disclosure Schedules, none of the Sellers and their Affiliates has been involved in any business arrangement or relationship with any of the Company within the past 12 months, and none of the Sellers and their Affiliates owns any asset, tangible or intangible, which is used in the business of the Company.

                  (aa) INVESTMENT COMPANY. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", a "subsidiary company" of a

         "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (bb)     DISCLOSURE.

                           (i) The representations and warranties contained in
                  this Section 2.3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this
                  Section 2.3 not misleading.

                           (ii) There is no fact known to any of the Sellers
                  that has any specific application to the Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company (on a consolidated basis) that has not been set forth in this Agreement or in the Company Disclosure Schedule.


                                   ARTICLE 3.

                    CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

         3.1 GENERAL. The Parties agree that with respect to the period between the execution of this Agreement and the Closing, each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 5 below).

         3.2 NOTICES AND CONSENTS. The Sellers will cause the Company to give any notices to third parties, and will cause the Company to obtain any third-party consents in connection with the matters referred to in Section 2.3(e) above or as may be required in connection with the representations made in Sections 2.3(m)(ii)(B), 2.3(n)(iv)(B), 2.3(p) and 2.3(s) pertaining to the legal, valid, binding and enforceable nature of leases and subleases, licenses and sublicenses of Intellectual Property, contracts and agreements and insurance policies following the consummation of the transactions contemplated hereby. Each of the Parties will (and the Sellers will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies required for the transactions contemplated by this Agreement.

         3.3 OPERATION OF BUSINESS. The Sellers shall cause the Company to, and the Company shall, conduct its operations according to its ordinary and usual course of business, and shall use its best efforts to preserve intact its business organization, keep available the services of its officers and employees, and maintain its present relationships with licensors, suppliers, distributors, customers and others having significant business relationships with it. Representatives of the Company will on request confer during such period with representatives of Buyer to keep it informed with respect to the general status of the on-going operations of the business of the Company. Without limiting the generality of the foregoing and except as otherwise affected by matters contemplated by this Agreement or in connection with the transactions contemplated by this Agreement, the Sellers will cause the Company during such period to:

                  (a) carry on the business in substantially the same manner as heretofore carried on and not introduce any material new method of operation or accounting, nor provide discounted services outside the ordinary course of business;

                  (b) maintain its properties, facilities, equipment and other assets, including those held under leases, in good working order, condition and repair, ordinary wear and tear excepted;

                  (c) perform all of its obligations under all debt and lease instruments and other agreements relating to or affecting its business, assets, properties, equipment and rights, and pay all vendors, suppliers, and other third parties (including mechanics and materialmen) as and when their bills are due, except to the extent that such payments may be subject to undisputed claims of offset or reimbursement in favor of the Company, and pay in full all payroll obligations when due;

                  (d) maintain its present debt and lease instruments (unless same are otherwise mature) and refrain from entering into new or amended debt or lease instruments, except for debt incurred or leases entered into in the ordinary course of business which involve a total liability of the Company not in excess of $20,000 per instance or $50,000 in the aggregate, without prior written notice to Buyer; PROVIDED, HOWEVER, that the Buyer hereby consents to the Company's incurring debt and leasing obligations up to $600,000 in favor of Bank Texas N.A. relating to the upgrading of the Sun Enterprises 10,000 Server used by the Company in the Business; PROVIDED, FURTHER, that Buyer consents to the Company's incurring additional debt obligations and/or making capital expenditures not to exceed $100,000 for upgraded replacement discs;

                  (e) not incur any indebtedness other than ordinary trade accounts payable in the ordinary course of business, except for debts incurred to fund the distributions contemplated in Section 3.9 below; PROVIDED, HOWEVER, that Buyer consents to the Company's incurring additional debt obligations and/or making capital expenditures not to exceed $100,000 for upgraded replacement discs;

                  (f) keep in full force and effect its present insurance policies or other comparable insurance coverage PROVIDED, HOWEVER, that prior to the Closing, the Company may assign to the Sellers the life insurance policies currently maintained by the Company covering the Sellers;

                  (g) use its best efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationship with suppliers, customers and others having significant business relations with the Company;

                  (h) refrain from effecting any change in the articles of incorporation, bylaws or capital structure of the Company and refrain from entering into or agreeing to enter into any merger or consolidation by the Company with or into, and refrain from acquiring all or substantially all of the assets, capital stock or business of any person, corporation, partnership, association or other business organization or division of any thereof;

                  (i) refrain from incurring any expenditures outside the normal course of business, including any capital expenditures (or series of related expenditures) in excess of $20,000, without prior written notification to Buyer; PROVIDED, HOWEVER, that Buyer consents to the Company's incurring additional debt obligations and/or making capital expenditures not to exceed $100,000 for upgraded replacement discs;

                  (j) refrain from starting or acquiring any new businesses without the prior written notification to Buyer;

                  (k) maintain its present salaries and commission levels for all officers, directors, employees or agents, except as permitted by
         Section 3.9 below and except for raises that may be awarded to employees at or below the level of supervisor in keeping with past practices of the Company in the ordinary course of its business, refrain from entering into employment agreements except in the ordinary course of business, and refrain from entering into any collective bargaining agreement; and

                  (l) refrain from declaring or paying any fees, commissions or loans outside the ordinary course of business, except as permitted by
         Section 3.9 below; and

                  (m) refrain from declaring or paying any dividends or distributions to Sellers in excess of an aggregate of $100,000;

                  (n) promptly notify Buyer of any claim or litigation threatened or instituted, or any other material adverse event or occurrence involving or affecting the Company or any of its assets, properties, operations, businesses or employees;

                  (o) comply with and cause to be complied with all applicable laws, rules, regulations and orders of all federal, state and local governments or governmental agencies affecting or relating to the Company or its assets, properties, operations, businesses or employees;

                  (p) other than in the ordinary course of business, refrain from any sale, disposition, distribution or encumbrance of any of its properties or assets and refrain from entering into any agreement or commitment with respect to any such sale, disposition, distribution or encumbrance (other than the sale or use of inventories in the ordinary course of business);

                  (q) refrain from any purchase or redemption of any capital stock or other voting interest of the Company and refrain from issuing any capital stock or other voting interest;

                  (r) refrain from making any change in any accounting principle, classification, policy or practice, except as required by GAAP; and

                  (s) manage working capital in the ordinary course consistent with past practice; PROVIDED, HOWEVER, that the Company will be entitled to distribute bonuses pursuant to Section 3.9, pay dividends to the extent not prohibited by Section 3.3(m) and make contributions to the GDC Profit Sharing Plan prior to the Closing Date, in each case to the extent that the Company's Net Working Capital shall be not less than $1,750,000 on the Closing Date.

         3.4 PRESERVATION OF BUSINESS. The Sellers will (i) cause the Company to keep its Business and properties substantially intact, keep in full force and effect all rights, licenses, permits and franchises relating to its Business or properties, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having significant business relationships with the Company; (ii) report on a regular basis to representatives of Buyer regarding operational matters and the general status of ongoing operations; (iii) not take any action which would render any representation or warranty made by the Company in this Agreement untrue at any time prior to the Closing if then made; and (iv) notify Buyer of any emergency or other change in the normal course of its Business or in the operation of its properties and of any tax audits, tax claims, governmental or third party complaints, investigation or hearings (or communications indicating that the same may be contemplated) if such emergency, change, audit, claim, complaint, investigation or hearing would reasonably be material, individually or in the aggregate, to the financial condition, results of operations or Business of the Company, or to the Company's and Buyer's ability to consummate the transactions contemplated by this Agreement.

         3.5 FULL ACCESS. The Sellers will permit, and the Sellers will cause the Company to permit, representatives of the Buyer to have full access, at all reasonable times, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

         3.6 NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties contained in Article 2 above. No disclosure by any Party pursuant to this Section 3.6, however, shall be deemed to amend or supplement the Company Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         3.7 EMPLOYMENT OF COMPANY EMPLOYEES. Prior to the Closing, the Buyer will (and Sellers will cause the Company to permit Buyer to) offer continued employment with the Company following the Closing to all of the individuals that are employees of the Company immediately prior to the Closing. The Buyer shall have full and absolute discretion in determining the terms, conditions and benefits relating to such employment after the Closing; PROVIDED, HOWEVER, that the terms, conditions and benefits offered to each such employee, in the aggregate, shall be no less favorable to such employee than the terms, conditions and benefits applicable to his or her employment, in the aggregate, immediately prior to the Closing. The Buyer agrees to cause the Company to maintain, for a period of not less than two (2) years after the Closing, a health insurance program pursuant to which the Company pays the premium cost for its employees and their dependents and such employees and dependents are entitled to participate in a preferred provider organization ("PPO") program (as opposed to a health maintenance organization or "HMO") program. Nothing contained in this
Section is intended to create any claim or right on the part of any employee of the Company, and no such employee shall be entitled to assert any such claim or right as of the Closing Date. In addition, nothing in this Section shall obligate the Buyer to maintain any bonus or incentive compensation plans currently sponsored by the Company for the benefit of the Company's employees. Those Company employees (excluding the Sellers) electing to remain employed by the Company following the Closing are referred to herein as the "CONTINUING EMPLOYEES."

         3.8 ASSUMPTION OF COMPENSATION OBLIGATIONS. The Buyer will take appropriate actions to assume the current obligations of the Company under the compensation arrangements between the Company and each of Sharad Purohit and Richard Verm as described in SECTION 2.3(w) of the Company Disclosure Schedule.

         3.9 BONUSES TO COMPANY EMPLOYEES. The Buyer acknowledges and agrees that the Company will be entitled to pay bonuses (either before or after Closing) for the fiscal year ended June 30, 1998 (the "EMPLOYEE BONUSES") to its employees (including Sellers) in any amount and in any combination of cash or unsecured notes payable as determined by the Company; PROVIDED, HOWEVER, that the Company's Net Working Capital (as defined in Section 1.10 hereof) shall be not less than $1,750,000 following the payment of the Employee Bonuses. Buyer acknowledges that a portion of the Employee Bonuses may be paid after Closing, after receipt by the Parties of the Working Capital Statement.

         3.10 SELLER INDEBTEDNESS AND RECEIVABLES. Immediately prior to Closing, the Sellers shall cause to be paid in full in cash all accounts payable, notes payable and advances payable by any Seller to the Company, and the Company shall pay in full in cash all accounts payable, notes payable (other than notes payable incident to the Employee Bonuses) and advances payable by the Company to any Seller.

         3.11 EXCLUSIVITY. Prior to the earlier of the termination of this Agreement or the Closing Date, the Sellers will not (and the Sellers will not cause or permit the Company or any of its officers, directors, employees, representatives or agents to) (i) directly or indirectly solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, the Company (including any acquisition structured as a merger, consolidation, business combination or share exchange or any joint venture involving the Company) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         3.12 SELLERS RELEASE OF CLAIMS. Effective as of the Closing, each of the Sellers hereby (i) releases, acquits and forever discharges the Company and its Subsidiaries from any and all liabilities, obligations, indebtedness, claims, demands, actions or causes of action arising from or relating to any event, occurrence, act, omission or condition occurring or existing on or prior to the Closing, including, without limitation, any claim for indemnity or contribution from the Company or any of its Subsidiaries, except for (A) salary and expense reimbursement payable to the Sellers as an officer, director or employee in the Ordinary Course of Business, (B) notes payable incident to the Employee Bonuses, and (C) all benefits (including interests in Employee Benefit Plans) and fringe benefits to which the Sellers are entitled; and (ii) waives any and all preemptive or other rights to acquire any shares of capital stock of the Company and releases any and all claims arising in connection with any prior default, violation or failure to comply with or satisfy any such preemptive or other rights.

         3.13 CONFIDENTIALITY. The provisions of this Section 3.13 shall supersede and replace all prior agreements and understandings of the parties with respect to the subject matter hereof.

                  (a) Until the Closing of the transactions contemplated herein, all Confidential Information, as hereinafter defined, acquired by Buyer with respect to the Sellers or the Company, or by the Sellers or the Company with respect to Buyer, shall be (i) maintained in strict confidence, (ii) used only for the purpose of and in connection with evaluating the transactions contemplated herein, and (iii) disclosed only (A) to employees and duly authorized agents and representatives who have been informed of the obligations of the parties under this Agreement with respect to such Confidential Information, who have a need to know the information in connection with consummating the transactions contemplated herein, and who agree to keep such information confidential, or (B) as required by legal process (of which the other parties shall be given prompt notice). Buyer, the Sellers and the Company shall be responsible for any breach of this Section by any of their respective representatives and each agrees to take all reasonable measures to restrain its representatives from prohibited or unauthorized disclosure of the Confidential Information. For the purpose of this Agreement, the term "CONFIDENTIAL INFORMATION" shall mean all information acquired by any Party from another Party hereto or its representatives pursuant to Section 3.5 hereof or otherwise with respect to the business or operations of such other Party, other than
         (A) information generally available to the public which has not become available as a result of disclosure in violation of this Section and
         (B) information which becomes available on a nonconfidential basis from a source other than a Party to this Agreement or its representatives, provided that such source is not known by the Party to this Agreement receiving such information to be bound by a confidentiality agreement or other obligation of secrecy to another Party to this Agreement or its representatives. If the transactions contemplated herein are not consummated, all Confidential Information in written or printed or other tangible form (whether copies or originals) shall be returned to the Party of origin, and all documents, memoranda, notes and other writings whatsoever prepared by any Party or its representatives based on Confidential Information shall be destroyed; and Buyer and its representatives will thereafter hold all Confidential Information concerning the Company or the Sellers in strict confidence.

                  (b) No press release, public announcement, confirmation or other information regarding this Agreement or the contents hereof shall be made by Buyer, the Sellers or the Company without prior consultation with the Buyer and the Company, except as may be necessary in the opinion of counsel to any Party to meet the requirements of any applicable law or regulations, the determination of any court, or the requirements of any stock exchange on which the securities of such Party may be listed. Prior to the Closing, the Buyer and the Company shall jointly approve the contents of any press releases, written employee presentations, or other comparable materials of potentially wide distribution that disclose or refer to the transaction contemplated hereby, except for such press releases or other communications required by law. If the transactions contemplated herein are not consummated, neither the Buyer nor the Sellers shall disclose to any third party or publicly announce the proposed transaction contemplated hereby, except as otherwise permitted hereinabove and except as agreed in advance, in writing, by the parties or otherwise required by law, in which case the Party so compelled will give reasonable written notice in advance to the other parties.

                  (c) Notwithstanding Sections 3.13(a) or 3.13(b) above, the Buyer may, subject to Section 3.13(a) above, disclose pertinent information, including Confidential Information, regarding the transaction contemplated hereby and the Company to its existing and prospective investors, lenders or investment bankers or financial advisors for the purposes of obtaining financing. Buyer may also make appropriate disclosure as required in connection with any registration statement or confidential private placement memorandum prepared by the Buyer.

         3.14 REPLACEMENT GUARANTIES. With respect to any loan, letter of credit or other outstanding obligation of the Company which has been personally guaranteed by any Seller, Buyer shall, on or before the Closing Date, obtain the release of such Seller's personal guaranty and, to the extent necessary to obtain such release, assume such guaranties or replace or refinance such guaranteed debts, liability and obligations of the Company.

                                   ARTICLE 4.

                             POST-CLOSING COVENANTS

         4.1 GENERAL. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 6 below). Each of the Sellers acknowledges and agrees that from and after the Closing, the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

         4.2 LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other

Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article 6 below).

         4.3 TRANSITION. For so long as each Seller remains employed by the Company, such Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Company and its subsidiaries from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

         4.4 BUYER OPTIONS. On the Closing Date, the Buyer will grant nonqualified stock options (the "OPTIONS") to purchase an aggregate of 1,000,000 shares of the Buyer Common Stock at an exercise price of $3.00 per share. The Options shall be granted among the Continuing Employees (including the Sellers) as allocated at the sole discretion of the Sellers and as set forth on EXHIBIT
4.4 attached hereto. The Options shall be exercisable during a five-year term, vesting over a period of three years, with one-third of the Options granted to each individual vesting at the first, second and third anniversary of the effective date of this Agreement. The Options shall be granted pursuant to the terms of the "Geokinetics Inc. 1997 Stock Awards Plan" maintained by the Buyer.

         4.5 DISTRIBUTION OF COMPANY PROFIT SHARING PLAN. As soon as practicable after the Closing, the Buyer shall request the trustee(s) of the Employee Benefit Plan known as the "Geophysical Development Corporation Profit Sharing Plan" described in SCHEDULE 2.3(W) of the Company Disclosure Schedule (the "GDC PROFIT SHARING PLAN") to report on the aggregate value of the assets comprising the GDC Profit Sharing Plan and the account balance under the GDC Profit Sharing Plan for each employee of the Company (for each employee, the "INDIVIDUAL BALANCE"). As soon as administratively feasible after the Closing, the Buyer shall (a) establish a defined contribution plan which shall be qualified under
Section 401(a) of the Code and (b) thereafter cause the trustee(s) of the GDC Profit Sharing Plan to either (i) distribute each Individual Balance in a lump sum cash payment to the employee or (ii) if requested by the employee, transfer the Individual Balance to such qualified rollover investment (including the Geokinetics Inc. 401(k) Savings Plan which shall be adopted by the Buyer on or before the Closing Date) as may be specified by the employee.

         4.6 ELIGIBILITY UNDER BENEFIT PLANS. Neither Buyer nor, following the Closing, the Company shall terminate any health or medical insurance, life insurance, 401(k) plan or other Employee Benefit Plan (including the GDC Profit Sharing Plan) in effect with respect to the Company until such time as Buyer replaces such plan. Any such replacement plan shall give the officers and employees of the Company full credit, for purposes of eligibility and vesting, for the period of time each has been employed by the Company prior to the Closing and for the period of time each is employed by the Company after the Closing, and all waiting periods and pre-existing condition limitations under any such replacement plan shall be waived.

         4.7 EMPLOYEE BONUS COMPENSATION. On each of the first and second anniversary of the Closing Date, the Buyer shall pay (or cause the Company to pay) to each Continuing Employee a non-discretionary bonus payment in an amount equal to 50% of the Continuing Employee's annual salary as of the Closing Date; PROVIDED, HOWEVER, that if the Company terminates the employment of any Continuing Employee without Cause (as defined below) prior to the second anniversary of the Closing Date, the Continuing Employee shall be entitled to receive the full amount of such bonus payment that would otherwise have been payable if the Continuing Employee had remained employed by the Company through the anniversary date immediately following the effective date of termination. Notwithstanding the foregoing, if the Company terminates any Continuing Employee's employment with the Company for Cause, or if the Continuing Employee voluntarily resigns, all rights to receive the bonus compensation not yet paid to and received by such Continuing Employee described in the Section shall be forfeited. When used in connection with the termination of employment with the Company, "CAUSE" shall mean: (i) the Continuing Employee's failure to adhere to any written Company policy after the Continuing Employee has been given a reasonable opportunity to comply with such policy or cure his failure to comply; (ii) the conviction of, or the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment; (iii) the commission by the Continuing Employee of an act of fraud upon the Company or any of its Affiliates; (iv) the misappropriation (or attempted misappropriation) of any funds or property of the Company or any of its Affiliates by the Continuing Employee; (v) the failure by the Continuing Employee to perform duties assigned to him after reasonable notice and opportunity to cure such performance; (vi) the engagement by the Continuing Employee in any direct, material conflict of interest with the Company without compliance with the Company's conflict of interest policy, if any, then in effect; (vii) the engagement by the Continuing Employee, without the written approval of the board of directors of the Company, in any activity that competes with the business of the Company or any of its Affiliates or that would result in a material injury to the Company or any of its Affiliates; or (viii) the engagement by the Continuing Employee in any activity that would constitute a material violation of the provisions of the Company's or Buyer's insider trading policy, if any, then in effect. As soon as practicable after the Closing Date, the Buyer shall (or cause the Company to) prepare and deliver to each Continuing Employee a written summary of the provisions of this Section to be executed by the Continuing Employees providing, among other things, for such Continuing Employee's acknowledgment and acceptance of the terms and provisions of this Section.

         4.8 ASSIGNMENT OF ACCOUNTS RECEIVABLE. Within 180 days after the Closing Date, Buyer may elect to assign to Sellers any accounts receivable that were part of the calculation of the Working Capital Adjustment and which remain uncollected for 120 days or more, and Sellers shall purchase such accounts receivable from Buyer for cash in the amount of the uncollected face amount, less any allowance for doubtful accounts reflected in the calculation of Net Working Capital based on the financial statements of the Company.

         4.9 ADDITIONAL CAPITAL CONTRIBUTIONS. During each of the two twelve-month periods immediately following the Closing Date, the Buyer will make additional contributions to the capital of the Company in an aggregate amount of not less than $1,000,000 per twelve-month period (the "ADDITIONAL CAPITAL CONTRIBUTIONS"). The Buyer shall make the Additional Capital Contributions for research and development of new Company projects as determined by the board of directors of the Buyer.

         4.10 CONFIDENTIALITY. Each of the Sellers will treat and hold as such all of the Confidential Information and refrain from using any of the Confidential Information except in connection with this Agreement. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 4.10. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his reasonable best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

         4.11     CERTAIN TAX MATTERS.

                  (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Buyer shall permit Sellers to review and comment on each such Tax Return described in the preceding sentence prior to filing. Sellers shall reimburse Buyer for any Taxes of the Company with respect to such periods within fifteen
         (15) days after payment by Buyer or the Company of such Taxes to the extent such Taxes (i) are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Company Financial Statements, and (ii) are calculated based on the assumption that the entire $1,750,000 in working capital required by this Agreement to be retained by the Company on the Closing Date is treated as a deductible expense during the period prior to the Closing Date.

                  (b)      COOPERATION ON TAX MATTERS.

                           (i) Buyer, the Company and Sellers shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, the Company or Sellers, as the case may be, shall allow the other Party to take possession of such books and records.

                           (ii) Buyer and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  (c) CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax returns and other documentation.

         4.12 COMPLIANCE WITH SECURITIES LAWS. Each Seller agrees that he will not transfer or dispose of any of the Buyer Common Stock acquired pursuant hereto other than (i) pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or (ii) pursuant to an exemption from registration under the Securities Act or applicable state securities laws; PROVIDED, HOWEVER, that, except for sales pursuant to Rule 144 promulgated under the Securities Act, the Buyer Common Stock shall not be sold pursuant to this clause (ii) at any time prior to the first anniversary of the Closing Date unless and until such Seller shall have furnished to the Buyer, at the expense of such Seller or his transferee, an opinion of counsel, reasonably satisfactory to the Buyer, to the effect that such transfer may be made without registration under the Securities Act or applicable state securities laws. Any certificate representing shares of the Buyer Common Stock shall bear appropriate legends restricting the sale or other transfer of such Buyer Common Stock in accordance with applicable federal or state securities or blue sky laws and in accordance with the provisions of this Section 4.12.

         4.13 LISTING. As soon as practicable following the Closing Date, Buyer shall use its best efforts to cause all shares of Buyer Common Stock issued pursuant to this Agreement to be listed or authorized for inclusion on each securities exchange or similar trading system on which securities of Buyer are then listed or authorized for trading.

                                   ARTICLE 5.

                              CONDITIONS OF CLOSING

         5.1 CONDITIONS OF OBLIGATIONS OF THE BUYER. The obligations of the Buyer to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction of the following conditions:

                  (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Section 2.1 and Section 2.3 above shall be true and correct in all material respects at and as of the Closing Date.

                  (b) PERFORMANCE OF COVENANTS. The Sellers shall have performed all obligations and agreements and complied with all of their covenants in this Agreement in all material respects at or before the Closing.

                  (c) APPROVALS. The Sellers and/or the Company shall provide evidence, satisfactory to Buyer, that there have been obtained all consents, approvals and authorizations required for the consummation by the Sellers of the transactions contemplated by this Agreement.

                  (d) LEGAL ACTIONS OR PROCEEDINGS. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Acquired Shares and to control the Company, or (D) affect adversely the right of the Company to own its assets and to operate the Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

                  (e) CLOSING CERTIFICATE. The Sellers shall have delivered to the Buyer a certificate dated as of the Closing Date and executed by each of the Sellers and the President of the Company to the effect that each of the conditions specified above in Sections 5.1(a) to 5.1(d) is satisfied in all respects.

                  (f) EMPLOYMENT AGREEMENTS. The Employment Agreements attached hereto as Exhibits 5.1(f)(1), 5.1(f)(2) and 5.1(f)(3) shall have been executed by the Company and each of the individuals specified therein.

                  (g) REGISTRATION RIGHTS AGREEMENT. The Sellers shall have executed and delivered the Registration Rights Agreement substantially in the form attached as EXHIBIT 1.4 hereto.

                  (h) CONTRIBUTIONS TO GDC PROFIT SHARING PLAN. The Company shall have either (i) made its contributions to the GDC Profit Sharing Plan (in an aggregate amount of not less than $300,000 and not more than $500,000) and paid its bonuses to employees (other than the Sellers) (in an aggregate amount of not less than $550,000 and not more than $750,000) for its fiscal year ending June 30, 1998 or (ii) shall have accrued any unpaid contributions or bonuses on the Company's balance sheet from which the Working Capital Adjustment is to be calculated.

                  (i) TERMINATION OF STOCK REDEMPTION AGREEMENT. The Sellers shall have produced evidence to the satisfaction of the Buyer that all the stock redemption agreements by and among the Company and its current or former shareholders have been terminated in their entirety and are without legal effect as of the Closing Date.

                  (j) DUE DILIGENCE SATISFACTORY. The Buyer's due diligence investigation of the Company as contemplated by Section 3.5 hereof shall have been completed to the satisfaction of Buyer, no later than fifteen (15) days after the date of this Agreement.

                  (k) OPINION OF COUNSEL TO SELLERS. Buyer shall have received the favorable opinion of Griggs & Harrison, P.C., counsel for the Company and the Sellers, dated the Closing Date, substantially in the form and to the effect set forth in EXHIBIT 5.1(K) hereto.

                  (l) ALL PROCEEDINGS SATISFACTORY. All necessary director and shareholders resolutions, waivers and consents and all other actions to be taken by the Sellers and the Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be satisfactory in form and substance to the Buyer and its counsel.

The Buyer may waive any condition specified in this Section 5.1 if it executes a writing so stating at or prior to the Closing.

         5.2 CONDITIONS OF OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction of the following conditions:

                  (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Section 2.2 above shall be true and correct in all material respects at and as of the Closing Date.

                  (b) PERFORMANCE OF COVENANTS. The Buyer shall have performed all obligations and agreements and complied with all of its covenants in this Agreement in all material respects at or before the Closing.

                  (c) APPROVALS. The Buyer shall provide evidence, satisfactory to Sellers and/or the Company that there have been obtained all consents, approvals and authorizations required for the consummation by Buyer of the transactions contemplated by this Agreement.

                  (d) CLOSING CERTIFICATE. The Buyer shall have delivered to the Sellers a certificate dated as of the Closing Date and executed by the Buyer to the effect that each of the conditions specified above in Sections 5.2(a), 5.2(b) and 5.2(c) is satisfied in all respects.

                  (e) EMPLOYMENT AGREEMENTS. The Employment Agreements attached hereto as Exhibits 5.1(f)(1), 5.1(f)(2) and 5.1(f)(3) shall have been executed by the Company and each of the individuals specified therein.

                  (f) REGISTRATION RIGHTS AGREEMENT. The Buyer shall have executed and delivered the Registration Rights Agreement substantially in the form attached as EXHIBIT 1.4 hereto.

                  (g) OPINION OF COUNSEL TO BUYER. The Sellers shall have received the favorable opinion of Chamberlain Hrdlicka White Williams & Martin, counsel for the Buyer, dated the Closing Date, substantially in the form and to the effect set forth in EXHIBIT 5.2(G) hereto.

                  (h) ALL PROCEEDINGS SATISFACTORY. All actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be satisfactory in form and substance to the Sellers, the Company and their counsel.

The Sellers may waive any condition specified in this Section 5.2 if they execute a writing so stating at or prior to the Closing.

                                   ARTICLE 6.

                       REMEDIES FOR BREACHES OF AGREEMENT

         6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement and the other documents, instruments and agreements contemplated hereby shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of two (2) years thereafter, except for representations regarding Company's Tax Liabilities, which representations will expire and be terminated on the date of expiration of the statute of limitations for collection of such Tax Liability in question.

         6.2 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER. Subject to the provisions of Sections 6.1 and 6.4, Mr. Sherwood, severally but not jointly, and the remaining Sellers, jointly and severally, shall indemnify, save and hold harmless the Buyer and its officers, directors, employees, representatives, agents, advisors and consultants and all of their respective heirs, legal representatives, successors and assigns (collectively, the "BUYER INDEMNIFIED PARTIES") from and against any and all Adverse Consequences arising from, out of or in any manner connected with or based on:

                  (a) the breach of any covenant of any Seller or the Company or the failure by any Seller or the Company to perform in any material respects any obligation of a Seller or the Company contained herein, the Company Disclosure Schedule, or any certificate, document or agreement delivered by the Sellers or the Company pursuant to this Agreement;

                  (b) any inaccuracy in or breach of any representation or warranty of any Seller or the Company contained herein, the Company Disclosure Schedule, or any certificate, document or agreement delivered by the Sellers or the Company pursuant to this Agreement; or

                  (c) any act, omission, occurrence, event, condition or circumstance occurring or existing at any time on or before the Closing Date and involving or related to the assets, properties, business or operations now or previously owned or operated by the Company and not
         (A) disclosed in the Company Disclosure Schedule or (B) disclosed in the Company Financial Statements.

The foregoing indemnities shall not limit or otherwise adversely affect the Seller Indemnified Parties' rights of indemnity for Adverse Consequences under
Section 6.3.

         6.3 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS. Subject to the provisions of Sections 6.1 and 6.4, the Buyer shall indemnify, save and hold harmless the Sellers and the Sellers' heirs, legal representatives, agents, advisors, consultants, successors and assigns (collectively the "SELLER INDEMNIFIED PARTIES") from and against all Adverse Consequences arising from, out of or in any manner connected with or based on:

                  (a) the breach of any covenant of the Buyer or the failure by the Buyer to perform any obligation of Buyer contained herein or any certificate, document or agreement delivered by the Buyer pursuant to this Agreement;

                  (b) any inaccuracy in or breach of any representation or warranty of the Buyer contained herein or any certificate, document or agreement delivered by the Buyer pursuant to this Agreement;

The foregoing indemnities shall not limit or otherwise adversely affect the Buyer Indemnified Parties' rights of indemnity for Adverse Consequences under
Section 6.2.

         6.4 INDEMNIFICATION LIMITATIONS. Notwithstanding the foregoing to the contrary, (i) none of the Sellers shall be required to indemnify the Buyer Indemnified Parties from any Adverse Consequences pursuant to Section 6.2 until any of the Buyer Indemnified Parties has suffered Adverse Consequences in excess of a $50,000 aggregate threshold (at which point the Sellers will be obligated to indemnify the Buyer from and against all such Adverse Consequences in excess of $50,000); (ii) the aggregate liability of the Sellers to the Buyer pursuant to this Article 6 shall be limited to 50% of the Base Consideration; (iii) the liability of each Seller to the Buyer, pursuant to this Article 6 shall be limited to such Seller's proportionate share of 50% of the Base Consideration, and (iv) in no event shall any recovery under this Agreement include the loss of anticipated profits, cost of money, loss of use of revenue, or any special, incidental or consequential losses or damages of any nature arising at any time or from any cause whatsoever, including lost profits or revenue, lost savings, diminution in value, loss of managerial time, business interruption or other lost opportunity.

         6.5      INDEMNIFICATION PROCEDURES.

                  (a) NOTICE. The Party (the "INDEMNIFIED PARTY") that may be entitled to indemnity hereunder shall give prompt notice to the Party obligated to give indemnity hereunder (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. Any failure on the part of any Indemnified Party to give the notice described in this
         Section 6.5 shall relieve the Indemnifying Party of its obligations under this Article 6 only to the extent that such Indemnifying Party has been prejudiced by the lack of timely and adequate notice (except that the Indemnifying Party shall not be liable for any expenses incurred by the Indemnified Party during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly (and in any event within 10 days thereof) after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to such claim, action, suit or proceeding.

                  (b) LEGAL DEFENSE. The Indemnifying Party shall be responsible for the defense or settlement of any third-party claim, suit, action or proceeding in respect of which indemnity may be sought hereunder, provided that (i) the Indemnified Party shall at all times have the right, at their option, to participate fully therein, and (ii) if the Indemnified Party does not proceed diligently to defend the third-party claim, suit, action or proceeding within 10 days after receipt of notice of such third-party claim, suit, action or proceeding, the Indemnifying Party shall have the right, but not the obligation, to undertake the defense of any such third-party claim, suit, action or proceeding.

                  (c) SETTLEMENT. The Indemnifying Party shall not be required to indemnify the Indemnified Party with respect to any amounts paid in settlement of any third-party suit, action, proceeding or investigation entered into without the written consent of the Indemnifying Party; PROVIDED, HOWEVER, that if the Indemnified Party is a Buyer Indemnified Party, such third-party claim, suit, action, proceeding or investigation may be settled without the consent of the Indemnifying Party on 10 days' prior written notice to the Indemnifying Party if such third-party suit, action, proceeding or investigation is then unreasonably interfering with the business or operations of the Company and the settlement is commercially reasonable under the circumstances; and PROVIDED FURTHER, that if the Indemnifying Party gives 10 days' prior written notice to the Indemnified Party of a settlement offer which the Indemnifying Party desires to accept and to pay all Adverse Consequences with respect thereto ("SETTLEMENT NOTICE") and the Indemnified Party fails or refuses to consent to such settlement within 10 days after delivery of the Settlement Notice to the Indemnified Party, and such settlement otherwise complies with the provisions of this Section 6.5 the Indemnifying Party shall not be liable for Adverse Consequences arising from such third-party claim, suit, action, proceeding or investigation in excess of the amount proposed in such settlement offer. Notwithstanding the foregoing, no Indemnifying Party will consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party, if such judgment or settlement imposes any obligation or liability upon the Indemnified Party other than the execution, delivery or approval thereof and customary releases of claims with respect to the subject matter thereof.

                  (d) COOPERATION. The Parties shall cooperate in defending any such third-party claim, suit, action, proceeding or investigation, and the defending party shall have reasonable access to the books and records, and personnel in the possession or control of the Indemnified Party that are pertinent to the defense. The Indemnified Party may join the Indemnifying

         Party in any suit, action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of the indemnity granted to such Indemnified Party pursuant to this Agreement.

         6.6 OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions constitute the exclusive method for compensating the other Parties for, or indemnifying the other Parties against, claims relating to the transactions contemplated by this Agreement.

                                   ARTICLE 7.

                                  MISCELLANEOUS

         7.1 TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

                  (a) the Buyer and the Requisite Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event any of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 1998, by reason of the failure of any condition precedent under Section 5.1 above (unless the failure results from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (c) the Requisite Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Requisite Sellers have notified the Buyer of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 1998, by reason of the failure of any condition precedent under Section 5.2 hereof (unless the failure results from any of the Sellers or the Company breaching any representation, warranty, or covenant contained in this Agreement).

         7.2 EFFECT OF TERMINATION. Subject to the provisions of Section 1.5 hereof and the Escrow Agreement, if any Party terminates this Agreement pursuant to Section 7.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

         7.3 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         7.4 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof including, without limitation, the Letter of Intent.

         7.5 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; PROVIDED, HOWEVER, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         7.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         7.7 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.8 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         IF TO THE SELLERS OR THE COMPANY:           c/o Geophysical Development Corporation
         --------------------------------
                                                     8401 Westheimer, Suite 150
                                                     Houston, Texas 77063
                                                     Attention:        Fred J. Hilterman, N. Wayne
                                                                       Lauritzen, Reginald N. Neale, and
                                                                       John W. C. Sherwood

         Copy to:                                    Griggs & Harrison, P.C.
                                                     1301 McKinney, Suite 3200
                                                     Houston, Texas 77010-3033
                                                     Attention:  Carolyn M. Campbell

         IF TO BUYER:                                Geokinetics Inc.
                                                     5555 San Felipe, Suite 780
                                                     Houston, Texas  77056
                                                     Attention: Jay D. Haber

                                                        47

         Copy to:                                    Chamberlain, Hrdlicka, White,
                                                       Williams & Martin
                                                     1200 Smith Street, Suite 1400
                                                     Houston, Texas  77002
                                                     Attention: James J. Spring, III

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         7.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Texas.

         7.10 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Requisite Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresen tation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         7.11 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         7.12 EXPENSES. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         7.13 CONSTRUCTION. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         7.14 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         7.15 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 7.16 below), in addition to any other remedy to which they may be entitled, at law or in equity.

         7.16 SUBMISSION TO JURISDICTION. Each of the Parties submits to the jurisdiction of any federal or state court sitting in Houston, Texas, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party appoints Griggs & Harrison, P.C. (the "PROCESS AGENT") as his or its agent to receive on his or its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 7.8 above. Nothing in this Section 7.16, however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

         7.17 JOINDER OF SPOUSE. The spouse of certain of the Sellers is executing this Agreement to acknowledge its fairness and that it is in such spouse's best interests to bind such spouse's community property interest, if any, to the terms of this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                    BUYER:

                                    GEOKINETICS INC.


                                    _______________________________
                                    MICHAEL A. DUNN, VICE PRESIDENT

                                    SELLERS:


                                    _____________________________________
                                    FRED J. HILTERMAN (INDIVIDUALLY)


                                             ____________________________
                                             SPOUSE (IF APPLICABLE)
                                             NAME:  KATHLEEN H. HILTERMAN


                                    _____________________________________
                                    N. WAYNE LAURITZEN (INDIVIDUALLY)


                                             ____________________________
                                             SPOUSE (IF APPLICABLE)
                                             NAME:  RUTHANN LAURITZEN


                                    _____________________________________
                                    REGINALD N. NEALE (INDIVIDUALLY)


                                    _____________________________________
                                    JOHN W.C. SHERWOOD (INDIVIDUALLY)


                                    COMPANY:

                                    GEOPHYSICAL DEVELOPMENT
                                     CORPORATION


                                    _____________________________________
                                    REGINALD N. NEALE, PRESIDENT

                                   EXHIBIT 1.3
                          (TO STOCK PURCHASE AGREEMENT)

                          ALLOCATION OF PURCHASE PRICE


                                BASE CONSIDERATION            NO. OF SHARES

FRED J. HILTERMAN                     $7,800,000                 300,000
N. WAYNE LAURITZEN                    $2,600,000                 100,000
REGINALD N NEALE                      $7,800,000                 300,000
JOHN W. C. SHERWOOD                   $7,800,000                 300,000

                                   EXHIBIT 1.4
                          (TO STOCK PURCHASE AGREEMENT)

                          REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT 1.5
                          (TO STOCK PURCHASE AGREEMENT)

                                ESCROW AGREEMENT

                                 EXHIBIT 2.1(d)
                          (TO STOCK PURCHASE AGREEMENT)

                                 ACQUIRED SHARES


                                                      NO. OF SHARES OWNED

           Fred J. Hilterman                                  2,025
           N. Wayne Lauritzen                                   675
           Reginald N. Neale                                  2,025
           John W. C. Sherwood                                2,025

                                   EXHIBIT 4.4
                          (TO STOCK PURCHASE AGREEMENT)

                                  BUYER OPTIONS

                                EXHIBIT 5.1(f)(1)
                          (TO STOCK PURCHASE AGREEMENT)

                         HILTERMAN EMPLOYMENT AGREEMENT

                                EXHIBIT 5.1(f)(2)
                          (TO STOCK PURCHASE AGREEMENT)

                         LAURITZEN EMPLOYMENT AGREEMENT

                                EXHIBIT 5.1(f)(3)
                          (TO STOCK PURCHASE AGREEMENT)

                           NEALE EMPLOYMENT AGREEMENT

                                 EXHIBIT 5.1(i)
                          (TO STOCK PURCHASE AGREEMENT)

                          REGISTRATION RIGHTS AGREEMENT

                                 EXHIBIT 5.1(k)
                          (TO STOCK PURCHASE AGREEMENT)

                          OPINION OF COUNSEL TO SELLERS

                                 EXHIBIT 5.2(g)
                          (TO STOCK PURCHASE AGREEMENT)

                           OPINION OF COUNSEL TO BUYER

                       GEOPHYSICAL DEVELOPMENT CORPORATION

                               DISCLOSURE SCHEDULE